AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                                HEICO CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            FLORIDA                                 65-0341002
-------------------------------               ----------------------
(STATE OR OTHER JURISDICTION OF                   (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                    300 TAFT STREET, HOLLYWOOD, FLORIDA 33021
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                    HEICO CORPORATION 1993 STOCK OPTION PLAN
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                            (FULL TITLE OF THE PLAN)

                                -----------------

                                 THOMAS S. IRWIN
                            EXECUTIVE VICE PRESIDENT
                                HEICO CORPORATION
                                3000 TAFT STREET
                            HOLLYWOOD, FLORIDA 33021
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 987-4000
           -----------------------------------------------------------
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                                    COPY TO:
                             MICHAEL G. TAYLOR, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                       PROPOSED MAXIMUM           PROPOSED
           TITLE OF SECURITIES                  AMOUNT TO BE            OFFERING PRICE       MAXIMUM AGGREGATE          AMOUNT OF
            TO BE REGISTERED                     REGISTERED             PER SHARE (1)        OFFERING PRICE(1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value, and
   related Preferred Stock Purchase          1,322,614 shares of
   Rights (2).........................        Common Stock and              $23.84              $31,531,118              $8,766
                                             1,949,500 Preferred
                                            Stock Purchase Rights
                                            related to the Common
                                                  Stock(3)
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par
   value, and related Preferred Stock
   Purchase Rights (2)................            1,138,582                 $21.50              $24,479,513              $6,805
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the average of the high and low prices of the stock as reported on the New York Stock Exchange on June 25, 1999.

(2) No separate consideration will be received for the Preferred Stock Purchase Rights, which initially will trade together with the Common Stock and the Class A Common Stock.

(3) Excludes (a) 154,225 shares of Common Stock covered by the 1993 Stock Option Plan, which were previously registered on Form S-8 (registration no. 33-62156), (b) an additional 207,585 shares of Common Stock covered by the 1993 Stock Option Plan, which were previously registered on From S-8 (registration no. 333-8063), and (c) an additional 265,076 shares of Common Stock covered by the 1993 Stock Option Plan, which were previously registered on Form S-8 (registration no. 333-26059).

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1998;

         (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30 and January 31, 1999;

         (c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1998;

         (d) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A dated January 27, 1999;

         (e) the description of the Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A dated January 27, 1999; and

         (f) the description of the Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated January 27, 1999.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has entered or will enter into an agreement with each of its directors and some of its officers wherein it has agreed or will agree to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-5 below.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on June 29, 1999.

                                                 HEICO CORPORATION

                                                 By:   /s/ THOMAS S. IRWIN
                                                    ----------------------------
                                                 Thomas S. Irwin
                                                 Executive Vice President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas S. Irwin and Victor H. Mendelson, and each of them, his true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                   TITLE                                   DATE
------------------------------------     ------------------------------------------------     -------------
        /s/ LAURANS A. MENDELSON         Chairman of the Board, Chief Executive               June 29, 1999
------------------------------------        Officer and President (principal
Laurans A. Mendelson                        executive officer)

        /s/ ERIC A. MENDELSON            Vice President, President of HEICO                   June 29, 1999
------------------------------------        Aerospace Holdings Corp. and Director
Eric A. Mendelson

        /s/ VICTOR H. MENDELSON          Vice President, General Counsel,                     June 29, 1999
------------------------------------        President of HEICO Aviation Products
Victor H. Mendelson                         Corp. and Director

        /s/ THOMAS S. IRWIN              Executive Vice President and Chief                   June 29, 1999
------------------------------------        Financial Officer (principal financial
Thomas S. Irwin                             officer and principal accounting
                                            officer)

        /s/ JACOB T. CARWILE             Director                                             June 29, 1999
------------------------------------
Jacob T. Carwile

        /s/ SAMUEL L. HIGGINBOTTOM       Director                                             June 29, 1999
------------------------------------
Samuel L. Higginbottom

                                      II-3


        /s/ GUY C. SHAFER                Director                                             June 29, 1999
------------------------------------
Guy C. Shafer

        /s/ ALBERT MORRISON, JR.         Director                                             June 29, 1999
------------------------------------
Albert Morrison, Jr.

        /s/ ALAN SCHRIESHEIM             Director                                             June 29, 1999
------------------------------------
Dr. Alan Schriesheim

                                  EXHIBIT INDEX

 EXHIBIT
  NUMBER                                   DESCRIPTION
---------      -----------------------------------------------------------------
   4.1      -- Articles of Incorporation of the Registrant are incorporated by reference to Exhibit 3.1 to the Registrant's Registration
               Statement on Form S-4 (Registration No. 33-57624) Amendment No. 1 filed on March 19, 1993.*

   4.2      -- Articles of Amendment of the Articles of Incorporation of the
               Registrant, dated April 27, 1993, are incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-B dated April 29, 1993.*

   4.3      -- Articles of Amendment of the Articles of Incorporation of the
               Registrant, dated November 3, 1993, are incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended October 31, 1993.*

   4.4      -- Articles of Amendment of the Articles of Incorporation of the
               Registrant, dated March 19, 1998, are incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-48439) filed on March 23, 1998.*

   4.5      -- Bylaws of the Registrant are incorporated by reference to Exhibit
               3.4 to the Registrant's Annual Report on Form 10-K for the year ended October 31, 1996.*

   4.6      -- The description and terms of Preferred Stock Purchase Rights are set forth in a Rights Agreement between the Company and SunBank, N.A., as Rights Agent, dated as of November 2, 1993, incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated November 2, 1993.*

   4.7      -- HEICO Corporation's 1993 Stock Option Plan**

   5.1      -- Opinion of Greenberg Traurig, P.A.**

  23.1      -- Consent of Deloitte & Touche LLP**

  23.2      -- Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

  24.1      -- Power of Attorney is included in the Signatures section of this
               Registration Statement.

----------------------
*        Previously filed.
**       Filed herewith.

                                      II-5